UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2008 (January 9, 2008)
_______________

1ST CENTURY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-148302	26-1169687
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1875 Century Park East, Suite 1400
Los Angeles, California 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 270-9500

_________________________________________
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2008, the Board of Directors of 1stCentury Bank, N.A. (the “Bank”), the wholly-owned national bank subsidiary of 1st Century Bancshares, Inc. (“Bancshares”), announced the promotion of Jason P. DiNapoli, age 39, to Chief Executive Officer of the Bank.  Mr. DiNapoli’s service as Chief Executive Officer is in addition to his existing role as President and Chief Operating Officer of the Bank and President and Chief Operating Officer of Bancshares.  The Bank’s current Chief Executive Officer, Alan I. Rothenberg, voluntarily tendered his resignation concurrent with Mr. DiNapoli’s promotion.  Mr. Rothenberg will continue to serve as the Chairman of the Board of the Bank and the Chairman of the Board and Chief Executive Officer of Bancshares.

DiNapoli has more than 13 years of relevant experience in banking and finance.  Previously, he was vice president of finance for JP DiNapoli Companies Inc., a real estate investment, development and property management organization. Prior to that, DiNapoli served as a vice president at Union Bank of California and was a team leader for the bank’s power and utilities group, managing an asset portfolio that exceeded $1.25 billion.

Item 9.01	Financial Statements And Exhibits.

(d)            Exhibits.

99.1	Press release dated January 9, 2008, announcing the promotion of Jason P. DiNapoli to Chief Executive Officer of 1st Century Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CENTURY BANCSHARES, INC.

Dated: January 10, 2008	By:	/s/ Jason P. DiNapoli
Jason P. DiNapoli
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 9, 2008, announcing the promotion of Jason P. DiNapoli to Chief Executive Officer of 1st Century Bank, N.A.